UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2021

PEOPLE’S UNITED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-33326	20-8447891
(Commission File Number)	(I.R.S. Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 338-7171

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	PBCT	NASDAQ Global Select Market
Fixed-to-Floating Rate Non- Cumulative Perpetual Preferred Stock, Series A, $0.01 par value per share	PBCTP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 25, 2021, People’s United Financial, Inc., a Delaware corporation (“People’s United”), held a special meeting of its common stockholders (the “People’s United special meeting”). At the People’s United special meeting, People’s United common stockholders voted on the following matters: (1) a proposal to adopt the Agreement and Plan of Merger, dated as of February 21, 2021 (the “Merger Agreement”), entered into by and among People’s United, M&T Bank Corporation, a New York corporation (“M&T”), and Bridge Merger Corp., a direct, wholly owned subsidiary of M&T (the “Merger Proposal”); and (2) a proposal to approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to the named executive officers of People’s United in connection with the transactions contemplated by the Merger Agreement (the “Compensation Proposal”).

The third proposal was to adjourn the People’s United special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there were not sufficient votes to approve the Merger Proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus was timely provided to People’s United common stockholders (the “Adjournment Proposal”). Because a preliminary count showed that there were sufficient votes at the People’s United special meeting to approve the Merger Proposal a vote on the Adjournment Proposal was not called.

The proposals listed above are described in the joint proxy statement/prospectus filed by People’s United with the U.S. Securities and Exchange Commission (the “SEC”) on April 23, 2021, as supplemented by the Current Report on Form 8-K filed by People’s United with the SEC on May 17, 2021.

A total of 301,495,919 shares of People’s United common stock were in attendance in person or by proxy at the People’s United special meeting. This represented approximately 70.54% of the shares of People’s United common stock that were outstanding and entitled to vote at the People’s United special meeting, constituting a quorum for all matters presented at the People’s United special meeting.

The number of votes cast for or against as to each matter, and the number of abstentions and broker non-votes as to each matter, are set forth in the tables below.

Proposal 1: Merger Proposal

Outcome: Approved

For	Against	Abstain	Broker Non-Votes
293,620,735	6,261,256	1,613,928	—

Proposal 2: Compensation Proposal

Outcome: Not Approved

For	Against	Abstain	Broker Non-Votes
117,720,794	179,773,547	4,001,578	—

Item 8.01	Other Events.

On May 26, 2021, People’s United and M&T issued a joint press release announcing that each company’s shareholders approved the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Joint Press Release, dated May 26, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLE’S UNITED FINANCIAL, INC.

By	/s/ Andrew S. Hersom
Name: Andrew S. Hersom
Title: Senior Vice President, Investor Relations

Date: May 26, 2021